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                                   EXHIBIT 4.3

                               NEW NOTE GUARANTEE

     Subject to Section 11.06 of the Indenture, each Subsidiary Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a New Senior Subordinated Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the New Senior Subordinated Notes and the Obligations of the Company under the New Senior Subordinated Notes or under the Indenture, that: (a) the principal of, premium, if any, interest and Liquidated Damages, if any, on the New Senior Subordinated Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, (to the extent permitted by law) interest on any interest, if any, and Liquidated Damages, if any, on the New Senior Subordinated Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the New Senior Subordinated Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any New Senior Subordinated Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately.

     The obligations of the Subsidiary Guarantor to the Holders and to the Trustee pursuant to this New Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this New Note Guarantee. The terms of Article 11 of the Indenture are incorporated herein by reference. This New Note Guarantee is subject to release as and to the extent provided in Section 11.04 of the Indenture.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the New Senior Subordinated Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a New Note Guarantee of payment and not a guarantee of collection.

     This New Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the New Senior
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Subordinated Note upon which this New Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     For purposes hereof, each Subsidiary Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the New Senior Subordinated Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left such Subsidiary Guarantor with unreasonably small capital at the time its New Note Guarantee of the New Senior Subordinated Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the New Note Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount set forth in clause (ii) above. The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantors to contribution from other Subsidiary Guarantors and any other rights such Subsidiary Guarantors may have, contractual or otherwise, shall be taken into account.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of ___________, 1997                  AMERISERV FOOD COMPANY, INC.

                                               By:______________________________
                                               Name:
                                               Title:

Dated as of ___________, 1997                  CHICAGO CONSOLIDATED CORPORATION

                                               By:______________________________
                                               Name:
                                               Title:

Dated as of ___________, 1997                  NORTHLAND TRANSPORTATION INC.

                                               By:______________________________
                                               Name:

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                                               Title:

Dated as of ___________, 1997                  HARRY H. POST COMPANY

                                               By:______________________________
                                               Name:
                                               Title:

Dated as of ___________, 1997                  DELTA TRANSPORTATION INC.

                                               By:______________________________
                                               Name:
                                               Title:

Dated as of ___________, 1997                  AMERISERVE TRANSPORTATION, INC.

                                               By:______________________________
                                               Name:
                                               Title:

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